                      Morgan Stanley Aggressive Equity Fund
                          Item 77(O) 10F-3 Transactions
                        February 1, 2006 - July 31, 2006

Securi  Purch   Size   Offeri  Total   Amount    % of    % of
  ty     ase/    of      ng    Amount    of     Offeri  Funds   Broker  Purcha
Purcha  Trade  Offeri  Price     of    Shares     ng    Total     s       sed
  sed    Date    ng      of   Offerin  Purcha   Purcha  Assets           From
                       Shares    g       sed      sed
                                         By       By
                                        Fund     Fund
Visicu  4/4/0    -     $16.00 $96,000    950     0.02%  0.01%   Morgan  Thomas
 Inc.     6                     ,000                            Stanle  Weisel
                                                                  y,    Partne
                                                                Wachov    rs
                                                                  ia
                                                                Securi
                                                                ties,
                                                                Thomas
                                                                Weisel
                                                                Partne
                                                                  rs
                                                                 LLC,
                                                                Willia
                                                                  m
                                                                Blair
                                                                  &
                                                                Compan
                                                                  y